UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)     November 27, 2012

PAYMENT DATA SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	000-30152	98-0190072
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12500 SAN PEDRO, SUITE 120, SAN ANTONIO, TEXAS	78216
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code        (210) 249-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Item 8.01    Other Events.

As previously disclosed in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2012 filed with the Securities and Exchange Commission on November 14, 2012, our wholly-owned subsidiary, FiCentive, Inc. commenced legal action against our former customer, SmartCard Marketing Systems, Inc., in the 57th Judicial District Court of Bexar County, Texas on September 17, 2012. In the complaint, we alleged, among other things, that SmartCard Marketing Systems breached the terms of the sales agreement executed by the parties. We sought to recover economic damages of approximately $72,000 and attorneys’ fees.

On November 25, 2012, FiCentive entered into a confidential compromise settlement agreement and full and final release with SmartCard Marketing Systems (the “Settlement Agreement”). Under the terms of the Settlement Agreement, SmartCard Marketing Systems has agreed to pay FiCentive the sum of $35,000 in immediately available funds on or before November 27, 2012.  On November 27, 2012, FiCentive received the payment of $35,000.

Additionally, pursuant to the terms of the Settlement Agreement, SmartCard Marketing Systems agreed to issue 500,000 unrestricted shares of its common stock to us by December 20, 2012. Upon receipt of both the payment of $35,000 and the receipt of the 500,000 unrestricted common stock shares, FiCentive has agreed to dismiss the pending litigation filed on September 17, 2012 in the 57th Judicial District Court of Bexar County, Texas, with prejudice. The terms of the Settlement Agreement allow us to declare Smart Card Marketing Systems in breach of the Settlement Agreement, without notice and/or an opportunity to cure, and to proceed with the lawsuit if the $35,000 payment or the 500,000 unrestricted common stock shares are not paid, not delivered, not paid timely, returned or recalled by SmartCard Marketing Systems, their representatives, their transfer agent, or their financial institution.

We do not expect to incur any significant additional expenses associated with this litigation.

The foregoing description of the Settlement Agreement is qualified in its entirety by reference to the full text of the Settlement Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference in its entirety.

This report contains forward-looking statements that involve risks and uncertainties. Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements related to our future activities or future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by our management. These statements are not guarantees of future performances and involve risks, uncertainties and assumptions that are difficult to predict. You should not place undue reliance on these forward-looking statements. Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons including our ability to implement our business plan, our ability to raise additional funds and manage our substantial debts, consumer acceptance of our products, our ability to broaden our customer base, and other risks described in our reports filed with the Securities and Exchange Commission from time to time. Although we believe the expectations reflected in the forward-looking statements are reasonable, they relate only to events as of the date on which the statements are made, and our future results, levels of activity, performance or achievements may not meet these expectations. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

Item 9.01    Financial Statements and Exhibits

10.1	Confidential Compromise Settlement Agreement and Full and Final Release by and between FiCentive, Inc. and SmartCard Marketing Systems, Inc., dated November 20, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Payment Data Systems, Inc.
(Registrant)
Date November 29, 2012

/s/ Michael R. Long
(Signature)
Name: Michael R. Long
Title: Chief Executive Officer and Chief Financial Officer